Exhibit 10.2
Notwithstanding anything herein to the contrary, the liens and security interests granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of January 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Agent, Wells Fargo Bank, National Association, as trustee under the Senior Note Indenture, and the Company and the Company Subsidiaries (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.
US SECURITY AGREEMENT
     THIS US SECURITY AGREEMENT (this “Agreement”) is dated as of January 25, 2011, among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a US Joinder Agreement (each, a “Grantor”, and collectively, the “Grantors”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Exide Technologies, a Delaware corporation (the “Company”), the other US Borrowers, Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the Company and the other US Borrowers, the “Borrowers” and each, a “Borrower”), the lenders party thereto (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”) and Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and
     WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement; and
     WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to the Borrowers as provided for in the Credit Agreement, the Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations.
     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement or, if not defined in the Credit Agreement, the meanings ascribed thereto in the Intercreditor Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
          (a) “Account” means an account (as that term is defined in the Code).
          (b) “Account Debtor” means an account debtor (as that term is defined in the Code).
          (c) “Agent” has the meaning specified therefor in the preamble to this Agreement.
          (d) “Agent’s Lien” has the meaning specified therefor in the Credit Agreement.
          (e) “Agreement” has the meaning specified therefor in the preamble to this Agreement.
          (f) “Bank Product Obligations” has the meaning specified therefor in the Credit Agreement.
          (g) “Bank Product Provider” has the meaning specified therefor in the Credit Agreement.
          (h) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).
          (i) “Borrower” has the meaning specified therefor in the recitals to this Agreement.
          (j) “Cash Equivalents” has the meaning specified therefor in the Credit Agreement.
          (k) “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.
          (l) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
          (m) “Collateral” has the meaning specified therefor in Section 2.
          (n) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.
          (o) “Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 4.13 to the Credit Agreement, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
          (p) “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.
          (q) “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.
          (r) “Deposit Account” means a deposit account (as that term is defined in the Code).
          (s) “Documents” means documents (as that term is defined in the Code).
          (t) “Equipment” means equipment (as that term is defined in the Code).
          (u) “Event of Default” has the meaning specified therefor in the Credit Agreement.
          (v) “Fixtures” means fixtures (as that term is defined in the Code).
          (w) “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
          (x) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.
          (y) “Guaranty” has the meaning specified therefor in the Credit Agreement.
          (z) “Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.
          (aa) “Intellectual Property” means any and all (i) Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all copies and embodiments of any of the foregoing (in whatever form or medium); (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all rights corresponding thereto throughout the world.
          (bb) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 4.13 to the Credit Agreement, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group’s rights under the Loan Documents and (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to clause (i) and (ii) above, including payments there under and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future breach, infringements, misappropriations, or violations thereof, and (v) all rights corresponding thereto throughout the world.
          (cc) “Inventory” means inventory (as that term is defined in the Code).
          (dd) “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

          (ee) “Lender Group” has the meaning specified therefor in the Credit Agreement.
          (ff) “Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.
          (gg) “Loan Document” has the meaning specified therefor in the Credit Agreement.
          (hh) “Material Copyrights” has the meaning specified therefor in Section 5(d)(iv).
          (ii) “Material Intellectual Property” has the meaning specified therefor in Section 5(d)(i).
          (jj) “Material Patents” has the meaning specified therefor in Section 5(d)(iv).
          (kk) “Material Pledged Note” has the meaning specified therefor in Section 5(h).
          (ll) “Material Trademarks” has the meaning specified therefor in Section 5(d)(iv).
          (mm) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).
          (nn) “Obligations” has the meaning specified therefor in the Credit Agreement.
          (oo) “Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 4.13 to the Credit Agreement, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, or violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, or violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
          (pp) “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.
          (qq) “Permitted Liens” has the meaning specified therefor in the Credit Agreement, but shall also include Liens existing on the Closing Date and listed on Schedule 5 that arise solely as a result of filings registered or recorded with the PTO or with the United States Copyright Office with respect to which the underlying secured Indebtedness has been fully and finally paid and satisfied, and for which the Company and its Restricted Subsidiaries have made all commercially reasonable efforts to record a release of such Liens with the appropriate Governmental Authority.
          (rr) “Person” has the meaning specified therefor in the Credit Agreement.
          (ss) “Pledged Companies” means each Person listed on Schedule 2 as a “Pledged Company”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the Closing Date.
          (tt) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
          (uu) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.
          (vv) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.
          (ww) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
          (xx) “Proceeds” has the meaning specified therefor in Section 2.
          (yy) “PTO” means the United States Patent and Trademark Office.
          (zz) “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.
          (aaa) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
          (bbb) “Restricted Subsidiary” has the meaning specified therefor in the Credit Agreement.
          (ccc) “Secured Obligations” means each and all of the following: (a) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement, the Credit Agreement, or any of the other Loan Documents (including any

Guaranty), (b) all Bank Product Obligations, and (c) all Obligations of Borrower (including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).
          (ddd) “Securities Account” means a securities account (as that term is defined in the Code).
          (eee) “Security Interest” has the meaning specified therefor in Section 2.
          (fff) “Stock” has the meaning specified therefor in the Credit Agreement.
          (ggg) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.
          (hhh) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 4.13 to the Credit Agreement, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements, misappropriations, violations, and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.
          (iii) “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D.
          (jjj) “URL” means “uniform resource locator,” an internet web address.
     2. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):
          (a) all of such Grantor’s Accounts;
          (b) all of such Grantor’s Books;
          (c) all of such Grantor’s Chattel Paper;
          (d) all of such Grantor’s Deposit Accounts;

          (e) all of such Grantor’s Goods, Equipment and Fixtures;
          (f) all of such Grantor’s General Intangibles;
          (g) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;
          (h) all of such Grantor’s Documents;
          (i) all of such Grantor’s Inventory;
          (j) all of such Grantor’s Investment Related Property;
          (k) all of such Grantor’s Negotiable Collateral;
          (l) all of such Grantor’s Supporting Obligations;
          (m) all of such Grantor’s Commercial Tort Claims;
          (n) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group; and
          (o) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.
     Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) with respect to any Secured Obligations constituting US Obligations, more than 65% of the outstanding voting Stock of any Foreign Subsidiary; (ii) Government Grant Property to the extent and for so long as any applicable law, rule or regulation governing the grant related to such Government Grant Property prohibits or otherwise restricts such Government Grant Property from being encumbered or subject to any Lien or other similar restriction; (iii) any rights or interest in any contract, lease, permit, license, license agreement, or other agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, license agreement, or other agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, license agreement, or other agreement has not been obtained (provided that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, license agreement, or other agreement and (B) the foregoing exclusions of clauses (i) and (iii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other member of the Lender Group’s or any Bank Product Provider’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or other agreement, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, license, other agreement, or Stock); or (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral. Anything in this Agreement to the contrary notwithstanding, any assets (including, without limitation, the Stock of Exide Holding Asia PTE Limited) held by the Company solely in its capacity as the general partner of and for the benefit of Exide Global Holding Netherlands C.V. shall not be considered to be an asset of the Company or Collateral for any purposes under this Agreement.
     3. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to Agent, the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.
     4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.
     5. Representations and Warranties. Each Grantor hereby represents and warrants to Agent, for the benefit of the Lender Group and the Bank Product Providers, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
          (a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.
          (b) Schedule 3 sets forth all Real Property owned by any of the Grantors as of the Closing Date.
          (c) As of the Closing Date, Schedule 4.13 to the Credit Agreement provides a true, correct, and complete listing of all Intellectual Property registered with any Governmental Authority of any Qualified Jurisdiction and other Material Intellectual Property as to which any Grantor is the owner or is a licensee.
          (d) (i) each Grantor owns exclusively or holds licenses in, or otherwise has to its knowledge the right to use, all Intellectual Property and Intellectual Property Licenses that are necessary to the conduct of its business, and the loss of which could reasonably be expected to have a Material Adverse Change (collectively, “Material Intellectual Property”);
               (ii) to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

               (iii) (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case under (1) and (2), except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, and (B) there are no pending, or to any Grantor’s knowledge, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change;
               (iv) to each Grantor’s knowledge after reasonable inquiry, all registered Copyrights with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Copyrights”), registered Trademarks with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Trademarks”), and issued Patents with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Patents”) that are owned by such Grantor and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Material Copyrights, Material Trademarks and Material Patents in full force and effect, and
               (v) each Grantor has taken reasonable steps to (1) have all employees and contractors of each Grantor who were involved in the creation or development of Material Intellectual Property sign agreements containing assignment of such Material Intellectual Property rights to such Grantor, and (2) maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned or used by such Grantor except, in the case of clauses (1) and (2), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.
          (e) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 4. Upon the making of such filings, Agent shall have (a) a first priority perfected security interest (subject to Permitted Liens) in the ABL Priority Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement and (b) a second priority perfected security interest (subject to Permitted Liens) in the Senior Note Priority Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security

Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 4, all action necessary or desirable in the United States to protect and perfect the Security Interest in and to on each Grantor’s Patents, Trademarks, or Copyrights that are registered, or with respect which applications for registration have been filed, in the United States has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.
          (f) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens (other than Permitted Liens), of the Pledged Interests indicated on Schedule 2 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) to the extent applicable to any such Pledged Interests, all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 2 as supplemented or modified by any Pledged Interests Addendum or any US Joinder Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) subject to Section 17.18 of the Credit Agreement, all actions necessary or desirable to perfect and establish, or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 4 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) subject to Section 6(c), with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.
          (g) Subject to Section 17.18 of the Credit Agreement, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.
          (h) As of the Closing Date, there is no default, breach, violation, or event of acceleration existing under any promissory note (as defined in the Code) with an aggregate principal amount outstanding thereunder in excess of $1,000,000 constituting Collateral and pledged hereunder (each a “Material Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Material Pledged Note. As of the Closing Date, no Grantor that is an obligee under a Material Pledged Note has waived any default, breach, violation, or event of acceleration under such Material Pledged Note. The only Material Pledged Notes held by any of the Grantors as of the Closing Date are the Notes Intercompany Loans described in the Intercreditor Agreement as of the date hereof and delivered to Trustee (as defined in the Intercreditor Agreement).
          (i) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
     6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22:
          (a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property (other than Investment Related Property held in a Securities Account), or Chattel Paper, in each case, having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) Business Days after receipt thereof), notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) after request by Agent, shall endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall execute such other documents and instruments as shall be requested by Agent and do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein;

          (b) Chattel Paper.
               (i) Each Grantor shall promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper that constitutes Collateral in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000;
               (ii) If any Grantor retains possession of any Chattel Paper or instruments that constitute Collateral with an aggregate value or face amount in excess of $1,000,000 (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Capital Finance, LLC, as Agent for the benefit of the Lender Group and the Bank Product Providers”;
          (c) Control Agreements.
               (i) To the extent required by the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement, from each bank maintaining a Deposit Account for such Grantor; and
               (ii) To the extent required by the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.
          (d) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $1,000,000 or more in the aggregate, then the applicable Grantor or the Grantors shall promptly (and in any event within ten (10) Business Days after becoming a beneficiary), notify Agent thereof and, promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) exercise commercially reasonable efforts to grant control over such letters of credit to the Agent by entering into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights for the purposes of assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance satisfactory to Agent;
          (e) Commercial Tort Claims. If the Grantors (or any of them) obtain a Commercial Tort Claim having a value, or involving an asserted claim, in the amount of $1,000,000 or more, then the applicable Grantor or the Grantors shall promptly (and in any event within ten (10) Business Days of obtaining such Commercial Tort Claim), notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) after request by Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent a first priority (subject to Permitted Liens), perfected security interest in any such Commercial Tort Claim;
          (f) Government Contracts. At any time during the existence and continuation of an Event of Default, if any Account or Chattel Paper that constitutes Collateral arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) after request by Agent, but only to the extent not prohibited by the terms of any such contract or applicable Law, use commercial reasonable efforts to execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall provide written notice thereof under the Assignment of Claims Act or other applicable Law;
          (g) Intellectual Property.
               (i) Upon the request of Agent, in order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, to further evidence Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby, in each case to the extent constituting Collateral hereunder;
               (ii) Each Grantor (through itself and its licensees) shall, with respect to Material Intellectual Property which constitutes Collateral, except to the extent Agent may otherwise agree in writing in its sole and absolute discretion with respect to any such Material Intellectual Property, protect and diligently enforce and defend at such Grantor’s expense such Material Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Material Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Material Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Material Intellectual Property, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue), (E) take commercially reasonable steps to have all employees and contractors of each Grantor who are involved in the creation or development of Material Intellectual Property sign agreements containing assignment of such Material Intellectual Property rights to such Grantor, (F) and take commercially reasonable steps to maintain the confidentiality of trade secrets that constitute Material Intellectual Property. Each Grantor (through itself and its licensees) further agrees not to do any act or knowingly omit to do any act that results in the abandonment, dilution, impairment, or invalidation of any Material Intellectual Property (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue) without the prior written consent of Agent in its sole and absolute discretion. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Material Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Grantor’s business;
               (iii) Each Grantor acknowledges and agrees that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrowers and shall be chargeable to the Loan Account;
               (iv) Except as provided in clause (vi) below, each Grantor shall promptly file an application with the United States Copyright Office for any Material Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the conduct of such Grantor’s business, except to the extent Agent may otherwise agree in writing in its sole and absolute discretion. Any expenses incurred in connection with the foregoing shall be borne by the Grantors;
               (v) Quarterly (attached to the Compliance Certificate for any fiscal quarter), each Grantor shall deliver to the Agent a supplement to Schedule 4.13 to the Credit Agreement identifying any Intellectual Property registered with, or are subject to an application for registration with, any Governmental Authority of any Qualified Jurisdiction and other Material Intellectual Property that constitutes Collateral as to which any Grantor is the owner or is an exclusive licensee created, established or acquired since delivery of the prior quarterly Compliance Certificate. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of any Material Intellectual Property. Except as required by the Intercreditor Agreement or Section 17.18 of the Credit Agreement, none of the Grantors shall be required to make any filings or registration to perfect or protect the security interest granted herein or in any other Security Documents with any Governmental Authority in any jurisdiction (other than in a Qualified Jurisdiction to the extent provided herein) with respect to any Intellectual Property registered, applied for, or otherwise created or established under any such jurisdiction;
               (vi) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Material Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least three (3) Business Days prior to such filing and complying with Section 6(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Material Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt or such longer period as Agent may agree) notify (but without duplication of any notice required by Section 6(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Material Copyright. In the case of such Material Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition or such longer period as Agent may agree) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Material Copyrights;
               (vii) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Material Intellectual Property that by its nature must be kept confidential in order to retain its commercial value, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all material software programs and applications of which it is the owner or licensee;
               (viii) No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person that is required for the sale or disposition of Inventory or otherwise material to the operations of the Company unless such Grantor has used commercially reasonable efforts to obtain a Licensor Consent with respect to such Intellectual Property License or to otherwise permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of such Grantor thereunder) to the Agent (and any transferees of Agent), but only to the extent necessary to permit Agent (or such transferee) to sell or dispose of Inventory.
          (h) Investment Related Property.
               (i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests that constitute Collateral after the Closing Date, it shall promptly (and in any event within ten (10) Business Days of acquiring or obtaining such Collateral or such longer period as Agent may agree) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
               (ii) Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Related Property that constitute Collateral that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

               (iii) Each Grantor shall promptly deliver to Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;
               (iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Credit Agreement;
               (v) Subject to Section 17.18 of the Credit Agreement, each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof;
               (vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;
          (i) Transfers and Other Liens. No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;
          (j) [Reserved].
          (k) Pledged Notes. Each Grantor (i) without the prior written consent of Agent, will not (A) other than in connection with a Permitted Disposition, waive or release any obligation of any Person that is obligated under any of the Material Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Material Pledged Notes, or (C) other than Permitted Dispositions, assign or surrender their rights and interests under any of the Material Pledged Notes or terminate, cancel, modify, change, supplement or amend the Material Pledged Notes, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Material Pledged Notes promptly after giving or receiving such notice;
          (l) Accounts.

               (i) No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, except in the ordinary course of a Grantor’s business in accordance with practices and policies or as otherwise disclosed to Agent. So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances;
               (ii) (A) Agent shall have the right at any time or times, in the name of any applicable Grantor, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise; provided, that so long as a Trigger Period does not exist, any verification of Accounts by Agent shall be conducted telephonically in the presence of a representative of a Grantor and (B) each Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process;
          (m) Inventory and Equipment.
               (i) Each Grantor agrees to maintain a system of accounting that enables such Grantor to produce financial statements in accordance with GAAP. Each Loan Party shall also (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Restricted Subsidiaries’ sales, and (ii) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent (such consent not to be unreasonably withheld);
               (ii) Except in connection with a Permitted Disposition, no Grantor shall move any Inventory or Equipment (other than vehicles) located in the continental United States that is Collateral to any location outside of the continental United States unless (A) immediately following such move the Agent’s Lien in such Inventory or Equipment continues to be perfected under applicable Law or all required actions have been taken under applicable Law to cause Agent’s Lien to continue to be perfected under applicable Law, or (B) after such move the aggregate book value of all such Inventory and Equipment located outside of the continental United States does not exceed $3,000,000 at any time;
               (iii) The Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); and
               (iv) Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.
     7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

          (a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.
          (b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.
     8. Further Assurances.
          (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
          (b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
          (c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in connection with the Credit Agreement in any jurisdiction.
          (d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
     9. Agent’s Right to Perform Contracts, Exercise Rights, Etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.
     10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;
          (b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;
          (c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
          (d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;
          (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;
          (f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
          (g) Agent, on behalf of the Lender Group or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.
     To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
     11. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by the Grantors.
     12. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.
     13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.
     14. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.
     15. Voting and Other Rights in Respect of Pledged Interests.
          (a) Upon the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement, (i) Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights)

in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.
          (b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other members of the Lender Group, or the Bank Product Providers, or the value of the Pledged Interests.
     16. Remedies. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement:
          (a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

          (b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.
          (c) Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable Law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.
          (d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied, subject to the terms of the Intercreditor Agreement, against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
          (e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.
     17. Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

     18. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
     19. Indemnity and Expenses.
          (a) Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from (i) the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction or (ii) a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or any other Loan Document, if the Company or such other Loan Party has obtained a final non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.
          (b) The Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
     20. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.
     21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or the US Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
     22. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each Grantor, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Advances or other loans made by any Lender to the Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.
     23. Governing Law.
          (a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     24. New Subsidiaries. Pursuant to Section 5.12 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of the Company are required to enter into this Agreement by executing and delivering in favor of Agent a US Joinder Agreement. Upon the execution and delivery of a US Joinder Agreement by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
     25. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.
     26. Miscellaneous.
          (a) This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          (c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          (d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
          (e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
          (f) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Secured Obligations other than unasserted contingent indemnification Secured Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
          (g) All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
     27. Senior Note Priority Collateral; Etc. Notwithstanding anything herein to the contrary, prior to the Discharge of Notes Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over Senior Note Priority Collateral to the Agent shall be deemed satisfied by delivery of or the granting of control over such Senior Note Priority Collateral to the Notes Agent (as defined in the Intercreditor Agreement) as bailee for the Agent pursuant to the Intercreditor Agreement. Prior to the Discharge of Notes Obligations, each Grantor agrees that, in the event any Grantor, pursuant to the Notes Security Documents (as defined in the Intercreditor Agreement), takes any action to grant or perfect a Lien in favor of the Notes Agent in any assets, such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Agent to secure the Secured Obligations without request of the Agent.
[Signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	EXIDE TECHNOLOGIES, a Delaware corporation
	By:	/s/ Brad S. Kalter
		Name:	Brad S. Kalter
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

Exide Technologies
US Security Agreement

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC
	By:	/s/ Stefan Victory
		Name:	Stefan Victory
		Title:	Vice President

Exide Technologies
US Security Agreement